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                                                                    Exhibit 99.1

DISCOUNT AUTO PARTS, INC. REPORTS FISCAL 2002 FIRST QUARTER RESULTS

Discount Auto Parts, Inc. (NYSE-DAP) today announced results for the Company's first quarter ended August 28, 2001.

Total sales for the first quarter of fiscal 2002 increased 3.8% to $173.4 million, as compared to $167.1 million a year earlier. Comparable store sales increased 1.9% for the first quarter of fiscal 2002 as compared to the first quarter of fiscal year 2001. Such comparable store sales growth was generated on a relatively equal basis from both DIY and commercial sales. The balance of the increase in total sales for the first quarter was attributable to sales from new stores opened since the beginning of the respective periods in fiscal 2001. At August 28, 2001, the Company had 668 stores in operation as compared to 653 stores at August 29, 2000.

Gross profit for the first quarter of fiscal 2002 increased 8.2% to $69.2 million as compared to $63.9 million for the first quarter of fiscal 2001. As a percentage of sales, gross profit was 39.9% for the first quarter of fiscal 2002 as compared to 38.3% for the first quarter of fiscal 2001. Gross profit for the first quarter of fiscal 2002 was positively impacted as a result of the Company's supply chain initiatives implemented in the latter half of fiscal 2001 and lower inventory shrinkage expense. These positive impacts were offset in part by overall lower vendor incentives primarily stemming from the reduced number of store openings and additional operating expenses associated with the Company's second distribution center which became operational in the fourth quarter of fiscal 2001.

Selling, general and administrative ("SG&A") expenses increased as a percentage of sales from 31.6% in the first quarter of fiscal 2001 to 32.8% in the first quarter of fiscal 2002. The increase in SG&A expenses as a percentage of sales for the first quarter was primarily the result of (1) net rent related to the February 2001 sale/leaseback of 101 of the Company's store locations exceeding the historical cost depreciation expense associated with such store locations prior to the sale/leaseback, and (2) increased health and workers' compensation insurance costs.

Income from operations for the first quarter of fiscal 2002 increased 11.6% to $12.4 million as compared to $11.1 million for the first quarter of fiscal 2001. After giving pro forma effect to the sale/leaseback and the operating lease for the Company's second distribution center which did not exist in the first quarter of fiscal 2001, operating income for the first quarter of fiscal 2002 increased 33%.

EBITDA (income from operations plus depreciation and amortization) for the first quarter of fiscal 2002 increased 7.2% to $18.4 million from $17.2 million for the first quarter of fiscal 2001. After giving pro forma effect to the sale/leaseback and the operating lease for the Company's second distribution center, EBITDA for the first quarter of fiscal 2002 increased 20%.

Interest expense for the first quarter of fiscal 2002 decreased 40.6% to $3.3 million as compared to $5.6 million for the first quarter of fiscal 2001. The decrease was due to overall lower borrowings for the first quarter of fiscal 2002, which resulted primarily from the paydown in debt with the proceeds of the February 2001 sale/leaseback closing, and overall lower interest rates on the Company's variable rate debt.
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As a result of the above factors, income before extraordinary loss for the first quarter of fiscal 2002 increased 64.0% to $5.9 million or $.35 per share as compared to $3.6 million or $.21 per share for the first quarter of fiscal 2001.

As previously announced, on August 7, 2001, the Company entered into a definitive agreement with Advance Holding Corporation, Advance Auto Parts, Inc., Advance Stores Company, Incorporated and AAP Acquisition Corporation (collectively "Advance") under which the Company would be acquired by Advance in a merger transaction. Advance is the second largest retailer and supplier of automotive replacement parts, maintenance items and accessories in the nation, with over 1,700 stores in 38 states. Terms of the agreement call for each share of Discount Auto Parts common stock to be exchanged for $7.50 in cash and 0.2577 shares of common stock of Advance Auto Parts, Inc., a holding company which has been formed to own and operate the combined companies. The transaction has been approved by the boards of directors of both companies and is subject to approval by shareholders of Discount Auto Parts, clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. The transaction is expected to close in the fourth calendar quarter of 2001.

As a result of expenses incurred in connection with the above described transaction, the Company reported an extraordinary loss in the first quarter of fiscal 2002, gross of a $340,000 income tax benefit, of $943,000. Additional extraordinary expenses associated with the described transaction are expected to be incurred during the second quarter of fiscal 2002.

Taking into account all of the above described factors, net income for the first quarter of fiscal 2002 increased 47.1% to $5.3 million or $.31 per diluted share as compared to $3.6 million or $.21 per diluted share for the first quarter of fiscal 2001.

During the first quarter of fiscal 2002, the Company added 3 new mini-depot stores and closed one mini-depot store. As of August 28, 2001, the Company had 668 stores in operation.

Discount Auto Parts will host a one-hour conference call beginning at 11 a.m.
(EST) today to discuss the results of the quarter. The opportunity to listen to the conference call over the Internet is available by going directly to discountautoparts.net/investor.html and click on the StreetEvents link or go to streetevents.com. The call will also be available by dialing (800) 374-1487, reference reservation number 1842637. In addition, a replay of the call will be available by dialing (800) 642-1687, reference reservation number 1842637, through Friday, September 28, 2001.

Discount Auto Parts, Inc. is one of the Southeast's leading specialty retailers and suppliers of automotive replacement parts, maintenance items and accessories to both DIY consumers and professional mechanics and service technicians. The Company currently operates stores located throughout Florida, Georgia, Mississippi, Alabama, Louisiana and South Carolina.
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Forward Looking Statements

This release may contain forward-looking statements, which reflect the current views of the Company with respect to certain events that could have an effect on the Company's future financial performance. These statements include the words "expect", "expected" and similar expressions. Any such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated.

These risks and uncertainties include, but are not limited to, increased competition, extent of market demand for auto parts, availability of inventory supply, inventory shrinkage, propriety of inventory mix, adequacy and perception of customer service, product quality and defect experience, availability of and ability to take advantage of vendor pricing programs and incentives, sourcing availability, rate of new store openings, cannibalization of store sites, mix of types of merchandise sold, governmental regulation of products, weather, new store development, performance of information systems, effectiveness of deliveries from the distribution center, ability to hire, train and retain qualified team members, availability of quality store sites, ability to successfully implement the commercial delivery service, credit risk associated with the commercial delivery service, environmental risks, availability of expanded and extended credit facilities, ability to successfully and efficiently establish and coordinate operations at the second distribution center and other risks. In addition, specific risks and uncertainties associated with the recently announced proposed merger with Advance Auto Parts include, but are not limited to: (1) the risk that the businesses of Advance Auto Parts and Discount Auto Parts will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected efficiencies and cost savings from the merger may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with suppliers and employees, may be greater than expected; (5) inability to obtain or meet conditions imposed for governmental approval for the merger or merger schedule; (6) the failure of Discount Auto Parts' stockholders to approve the merger; (7) recessionary trends in general or in specific areas where Advance Auto Parts and Discount Auto Parts operate; (8) competitive pricing and other competitive pressures; and (9) other economic, business, competitive and/or regulatory factors affecting Advance Auto Parts' and Discount Auto Parts' businesses generally.

Investors and security holders may consider it advisable to read the preliminary proxy materials and are advised to read the definitive proxy statement/prospectus once it becomes available before making any decision regarding the proposed transaction. Investors and security holders may obtain a free copy of the registration statement and any other document filed with the
SEC by Discount Auto Parts at the SEC's web site at www.sec.gov. The registration statement and, when available, the definitive proxy/prospectus, may also be obtained from Discount Auto Parts by making a request to Discount Auto
Parts, Inc., 4900 Frontage Road South, Lakeland, Florida 33815, Attention:
Corporate Secretary, Telephone: (863) 687-9226.
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            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)
                   (In Thousands, Except Per Share Amounts)
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
                                                                              Thirteen Weeks Ended
                                                                 --------------------------------------------
                                                                  August 28                         August 29
                                                                     2001                              2000
                                                                 -----------                        ---------
Net sales                                                         $ 173,381                         $ 167,074
Cost of sales, including distribution costs                         104,189                           103,150
                                                                  ---------                         ---------
     Gross profit                                                    69,192                            63,924
Selling, general and administrative expenses                         56,830                            52,850
                                                                  ---------                         ---------
     Income from operations                                          12,362                            11,074
Other income, net                                                       100                                85
Interest expense                                                     (3,318)                           (5,583)
                                                                  ---------                         ---------
Income before income taxes                                            9,144                             5,576
Income taxes                                                          3,290                             2,007
                                                                  ---------                         ---------
Income before extraordinary loss                                      5,854                             3,569
Extraordinary loss, net of income tax benefit                          (603)                                -
                                                                  ---------                         ---------
Net income                                                        $   5,251                         $   3,569
                                                                  =========                         =========
Net income per basic share from:
     Income before extraordinary loss                             $     .35                         $    0.21
     Extraordinary loss                                                (.04)                                -
                                                                  ---------                         ---------
Net income                                                        $     .31                         $    0.21
                                                                  =========                         =========
Net income per diluted share from:
     Income before extraordinary loss                             $     .35                         $    0.21
     Extraordinary loss                                                (.04)                                -
                                                                  ---------                         ---------
Net income                                                        $     .31                         $    0.21
                                                                  =========                         =========

Average common shares outstanding                                    16,708                            16,695
Dilutive effect of stock options                                        156                                 -
                                                                  ---------                         ---------
Average common shares outstanding - assuming dilution                16,864                            16,695
                                                                  =========                         =========
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CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
              (In Thousands)                                       August 28                           May 29
                                                                     2001                               2001
                                                                  ---------                         ---------
Assets
Current  assets:
     Cash                                                         $   6,372                         $   9,669
     Inventories                                                    243,053                           242,718
     Prepaid expenses and other current assets                       18,734                            14,391
                                                                  ---------                         ---------
Total current assets                                                268,159                           266,778
Property and equipment                                              513,102                           507,255
     Less allowances for depreciation and amortization             (128,639)                         (122,742)
                                                                  ---------                         ---------
                                                                    384,463                           384,513
Other assets                                                          4,431                             4,638
                                                                  ---------                         ---------
Total assets                                                      $ 657,053                         $ 655,929
                                                                  =========                         =========
Liabilities and stockholders' equity
Current liabilities:
     Trade accounts payable                                       $  75,609                         $  96,442
     Other current liabilities                                       25,105                            25,286
     Current maturities of long-term debt                             1,200                             1,200
                                                                  ---------                         ---------
Total current liabilities                                           101,914                           122,928
Deferred gain on sale/leaseback                                       5,874                             5,966
Deferred income taxes                                                13,333                            13,273
Long-term debt                                                      209,608                           192,900
Total stockholders' equity                                          326,324                           320,862
                                                                  ---------                         ---------
Total liabilities and stockholders' equity                        $ 657,053                         $ 655,929
                                                                  =========                         =========
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